UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017 (August 29, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., #100 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2017, Inventergy Global, Inc. (the “Company”) received a notice from The NASDAQ Stock Market (“Nasdaq”) stating that it had determined that the Company had failed to comply with Nasdaq’s shareholder approval requirement set forth in Listing Rule 5635(d), which requires shareholder approval of any issuance of shares of common stock greater than 20% of a company’s outstanding shares, as a result of the Exchange Right and Leak-Out Agreement, dated July 26, 2017, entered into between the Company and the holders of its Series E Convertible Preferred Stock, as previously disclosed in the Current Report on Form 8-K filed by the Company on July 27, 2017. The notice provided that this matter will serve as an additional basis for delisting the Company’s common stock from Nasdaq.

After careful consideration and in connection with the previous delisting notices received by the Company from Nasdaq as previously disclosed in the Current Reports on Form 8-K filed by the Company on November 25, 2016 and April 13, 2017, the Company has withdrawn its appeal of the Nasdaq Hearings Panel decision, dated July 5, 2017, pursuant to which it determined to delist the Company’s common stock from Nasdaq. As a result of the forgoing, the Company has decided not to seek stockholder approval of a reverse stock split of the Company’s capital stock at its 2017 annual meeting of stockholders, which the Company currently expects to hold in December 2017.

The Company’s common stock will continue to trade on the electronic quotation service operated by OTC Markets Group Inc. (www.otcmarkets.com) under its current ticker symbol “INVT.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer